UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

ALPINE IMMUNE SCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALPINE IMMUNE SCIENCES, INC.

201 Elliott Avenue West, Suite 230

Seattle, Washington 98119

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

to be held June 8, 2018

TO STOCKHOLDERS OF ALPINE IMMUNE SCIENCES, INC.:

The 2018 Annual Meeting of Stockholders of Alpine Immune Sciences, Inc., a Delaware corporation, will be held as a virtual meeting via live webcast on the Internet on Friday, June 8, 2018, at 1:30 p.m. Pacific Time. This year’s meeting will be our first completely virtual meeting of stockholders, which means that you will be able to attend the meeting, vote and submit your questions via the Internet at www.virtualshareholdermeeting.com/ALPN2018. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The meeting will be held for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect as Class III directors the three nominees named in the attached proxy statement;

2.	Adoption and approval of our 2018 Equity Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our current fiscal year ending December 31, 2018; and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the 2018 Annual Meeting is April 12, 2018. If you held Alpine Immune Sciences common stock at the close of business on that date, you are entitled to vote at the meeting. Additional information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our annual meeting and our annual report to stockholders over the Internet. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. The Notice, our proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com, using the control number located on your proxy card.

We appreciate your continued support of Alpine Immune Sciences, Inc. and look forward to you joining our virtual meeting or receiving your proxy.

By order of the Board of Directors,

/s/ Mitchell H. Gold Mitchell H. Gold, M.D. Executive Chairman and Chief Executive Officer April 24, 2018 Seattle, Washington

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2018 Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible.

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

APPENDIX A: 2018 EQUITY INCENTIVE PLAN

-i-

ALPINE IMMUNE SCIENCES, INC.

201 Elliott Avenue West, Suite 230

Seattle, Washington 98119

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

to be held on Friday, June 8, 2018 at 1:30 p.m. Pacific Time

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our board of directors for use at the 2018 annual meeting of stockholders, or the 2018 Annual Meeting, to be held on Friday, June 8, 2018 and for any postponements, adjournments or continuations thereof. The 2018 Annual Meeting will be held virtually via live webcast on the Internet at www.virtualshareholdermeeting.com/ALPN2018 on June 8, 2018 at 1:30 p.m. Pacific Time. On or about April 24, 2018, we first mailed to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our 2018 Annual Meeting and our annual report to stockholders.

GENERAL INFORMATION

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Who is Alpine Immune Sciences?

Our company is focused on discovering and developing innovative, protein-based immunotherapies targeting the immune synapse to treat cancer, autoimmune/inflammatory disorders, and other diseases. Our proprietary scientific platform uses a process known as directed evolution to create therapeutics potentially capable of modulating human immune system proteins.

On July 24, 2017, Nivalis Therapeutics, Inc., or the Company, completed its business combination with what was then known as “Alpine Immune Sciences, Inc.,” or Private Alpine, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 18, 2017, by and among the Company, Nautilus Merger Sub, Inc., or Merger Sub, and Private Alpine, or the Merger Agreement, pursuant to which Merger Sub merged with and into Private Alpine, with Private Alpine surviving as a wholly owned subsidiary of the Company, or the Merger. On July 24, 2017, immediately after completion of the Merger, the Company changed its name to “Alpine Immune Sciences, Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Private Alpine.

In connection with the Merger, the executive officers of the Company resigned and the executive officers of Private Alpine were appointed as the executive officers of the combined company. In addition, certain members of the Company’s board of directors resigned, and certain members of the board of directors of Private Alpine were appointed to the board of directors of the combined company. Throughout this proxy statement we discuss both our former executive officers and members of our board of directors prior to the Merger and our current executive officers and members of our board of directors.

What matters am I voting on?

You will be voting on:

•	the election as Class III directors of the three nominees named in this proxy statement, each to serve a three-year term as a member of our board of directors, until the 2021 annual meeting of stockholders, or until their successors are duly elected and qualified;

•	the adoption and approval of our 2018 Equity Incentive Plan;

•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2018; and

•	any other business that may properly come before the meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends that you vote your shares:

•	“FOR” the three nominees named in this proxy statement for election as Class III directors;

•	“FOR” the adoption and approval of our 2018 Equity Incentive Plan; and

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2018.

Who is entitled to vote at the 2018 Annual Meeting?

Only holders of our common stock as of the close of business on April 12, 2018, the record date, are entitled to receive notice of and to vote at the 2018 Annual Meeting. In deciding all matters at the 2018 Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 13,846,084 shares of our common stock outstanding and entitled to vote, and there were 27 stockholders of record, which number does not include approximately 1,483 beneficial owners of shares held in the name of a bank or brokerage firm. We do not have any outstanding shares of preferred stock.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares as beneficial owners through a brokerage firm or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially through a broker or other nominee.

Registered Stockholders or Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to our designated proxies, the individuals listed on the proxy card or to vote during the live webcast of the 2018 Annual Meeting by visiting www.virtualshareholdermeeting.com/ALPN2018.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the 2018 Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares during the 2018 Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

How can I contact the transfer agent?

You can contact our transfer agent using the following information:

•	By regular mail at:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

•	By telephone at:

Toll Free: 1-800-937-5449

How do I vote?

You may vote by following the instructions set forth in the Notice or on your proxy card or, if you are a beneficial owner, by following the procedures provided by your broker or other nominee. You may access the notice, proxy materials and our annual report to stockholders at www.proxyvote.com.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy any time before the 2018 Annual Meeting by:

•	a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the corporate secretary of Alpine Immune Sciences, Inc., in writing, at the address listed on the front page; or

•	attending and voting, virtually via the Internet, during the 2018 Annual Meeting.

Attendance at the 2018 Annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What is the effect of giving a proxy?

A proxy is your legal designation of another person to vote the stock you own at the 2018 Annual Meeting. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by voting by telephone or over the Internet, or if you requested to receive a printed copy of the proxy materials, by submitting the proxy card.

Proxies are solicited by and on behalf of our board of directors, and our board has designated Mitchell H. Gold and Paul Rickey to serve as proxies for the 2018 Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the 2018 Annual Meeting in accordance with the instruction of the stockholder.

If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above.

If any matters not described in the proxy statement are properly presented at the 2018 Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.

If the 2018 Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the U.S. Securities and Exchange Commission, or SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. On or about April 24, 2018, we first mailed to our stockholders the Notice that contains instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report.

Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What is a quorum — how many shares must be present or represented to conduct business at the 2018 Annual Meeting?

A quorum is the minimum number of shares required to be present in person or represented by proxy at the 2018 Annual Meeting for the meeting to be properly held and business to be conducted at the meeting in accordance with our bylaws and Delaware law. If there is no quorum at the 2018 Annual Meeting, either the chairperson of the meeting or the stockholders entitled to vote who are present at the meeting may adjourn the meeting to another date. The presence, in person or by proxy, of a majority of all issued and outstanding shares of common stock entitled to vote at the 2018 Annual Meeting will constitute a quorum at the meeting.

A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by the proxy are not being voted, which is referred to as stockholder withholding, with respect to a particular matter. Similarly, a broker may not be permitted to vote stock, referred to as a broker non-vote, held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock. The shares subject to a proxy that are not being voted on a particular matter because of either stockholder withholding or broker non-vote will count for purposes of determining the presence of a quorum. Abstentions are also counted in the determination of a quorum.

If you are a beneficial owner, your broker or other nominee holder of record is permitted to vote your shares on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, even if the record holder does not receive voting instructions from you. However, your broker or other nominee holder of record does not have discretionary authority to vote on the election of directors or the approval of the 2018 Equity Incentive Plan without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on the election of directors. Accordingly, if you are a beneficial owner, it is particularly important that you provide your instructions for voting your shares on the election of directors and the approval of the 2018 Equity Incentive Plan to your broker or other nominee.

How many votes are needed for approval of each matter?

•	Proposal No. 1 — Election of Class III Directors: The election of directors requires a plurality vote of the shares of common stock voted at the 2018 Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of a stockholder abstention or withholding or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

•	Proposal No. 2 — Adoption and Approval of 2018 Equity Incentive Plan: The adoption and approval of our 2018 Equity Incentive Plan must receive the affirmative “FOR” vote of a majority of the shares present in person or by proxy at the 2018 Annual Meeting and entitled to vote thereon to be approved

•	Proposal No. 3 — Ratification of the Appointment of Ernst & Young LLP: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2018 must receive the affirmative “FOR” vote of a majority of the shares present in person or by proxy at the 2018 Annual Meeting and entitled to vote thereon to be approved.

Abstentions are considered votes cast and thus, will have the same effect as a vote “against” Proposals 2 and 3.

With regard to Proposals 1 and 2, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the selection of our independent registered public accounting firm is considered a routine matter on which a broker or other nominee has discretionary authority to vote. As a result, broker non-votes will be counted for purposes of this proposal.

How are proxies solicited for the 2018 Annual Meeting, and who will bear the cost of the solicitation of proxies?

The board of directors is soliciting proxies for use at the 2018 Annual Meeting. All expenses associated with this solicitation, including the cost of preparing, assembling, printing, filing, mailing and otherwise distributing the Notice or proxy materials and soliciting votes for use at the 2018 Annual Meeting will be borne by us. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for any telephone charges you may incur. In addition to the mailing of the Notice or proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Alpine Immune Sciences, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the 2018 Annual Meeting?

We will announce preliminary voting results at the 2018 Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding” to limit duplicate copies of our proxy materials being printed and delivered to stockholders sharing the same household. Under this householding procedure, we send only a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders of record who share the same address unless one of those stockholders notifies us that the stockholder would like a separate copy of the Notice or proxy materials. This householding procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that Alpine Immune Sciences, Inc. only send a single copy, of the Notice and, if applicable, the proxy materials, stockholders may contact us by telephone at (206) 788-4545 or at the following address:

Alpine Immune Sciences, Inc.

Attention: Investor Relations

201 Elliott Avenue West, Suite 230

Seattle, Washington 98119

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2019 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than December 25, 2018. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Alpine Immune Sciences, Inc.

Attention: Corporate Secretary

201 Elliott Avenue West, Suite 230

Seattle, Washington 98119

Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) specified in our proxy materials with respect to such meeting, (2) otherwise properly brought before the meeting by or at the direction of our board of directors, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our corporate secretary, which notice must contain the information specified in our bylaws. To be timely for our 2019 annual meeting of stockholders, our corporate secretary must receive the written notice at our principal executive offices:

•	not earlier than February 8, 2019; and

•	not later than the close of business on March 10, 2019.

If we hold our 2019 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary date of the 2018 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; and

•	the 10th day following the day on which public announcement of the date of such meeting is first made.

If, after complying with the provisions above, a stockholder, or such stockholder’s qualified representative, does not appear at the annual meeting to present the stockholder’s proposal, we are not required to present the proposal for a vote at such meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to the corporate secretary of Alpine Immune Sciences, Inc. at the address set forth above.

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our corporate secretary in accordance with our bylaws, which, in general, require that the notice be received by our corporate secretary within the time period described above under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors? — Stockholder Proposals” for stockholder proposals that are not intended to be included in our proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Attending the Annual Meeting

Our annual meeting will be held on Friday, June 8, at 1:30 p.m. Pacific Time. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the 2018 Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALPN2018. In order to vote or submit a question during the 2018 Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and www.virtualshareholdermeeting.com/ALPN2018 and will need the control number included on your Notice or proxy card. If you do not have a control number, you will be able to listen to the meeting only. You will not be able to vote or submit your questions during the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our board of directors, which is currently composed of seven members. Five of our directors are “independent” under the Nasdaq listing standards. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until his successor is duly elected and qualified or until his death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

The following table sets forth the names and certain other information for each of the nominees for election as a director and for each of the continuing members of the board of directors as of April 12, 2018.

	Class	Age	Position	Director Since(7)	Current Term Expires	Expiration of Term for Which Nominated
Nominees
Robert Conway(1)(6)	III	64	Director	2015	2018	2021
James N. Topper, M.D., Ph.D.(2)(3)(8)	III	56	Director	2017	2018	2021
Christopher Peetz(2)(8)	III	39	Director	2018	2018	2021
Continuing Directors
Peter Thompson, M.D.(4)(5)	I	58	Director	2017	2019	—
Paul Sekhri(2)(4)(6)	I	59	Director	2016	2019	—
Mitchell H. Gold, M.D.	II	51	Executive Chairman and Chief Executive Officer	2017	2020	—
Jay Venkatesan, M.D.	II	46	President and Director	2017	2020	—

(1)	Chairman of the audit committee
(2)	Member of the audit committee
(3)	Chairman of the compensation committee
(4)	Member of the compensation committee
(5)	Chairman of the nominating and corporate governance committee
(6)	Member of the nominating and corporate governance committee
(7)	Represents first year of service on the board of directors of Nivalis Therapeutics, Inc., renamed as Alpine Immune Sciences, Inc. in July 2017.
(8)	Effective April 20, 2018, Mr. Peetz joined our board of directors and replaced Dr. Topper as a member of our audit committee.

Nominees for Director

Robert Conway has served as a member of our board of directors since April 2015. From 1999 to 2012, Mr. Conway served as the Chief Executive Officer and member of the board of directors of Array BioPharma (Nasdaq: ARRY), a publicly traded biopharmaceutical company. Prior to joining Array, Mr. Conway was the Chief Operating Officer and Executive Vice President of Hill Top Research, from 1996 to 1999. From 1979 until 1996, Mr. Conway held various executive positions for Corning Inc. (NYSE: GLW), including Corporate Vice President and General Manager of Corning Hazleton, a contract research organization. Since 2013, Mr. Conway has served on the board of directors of ARCA BioPharma (Nasdaq: ABIO), a publicly traded biopharmaceutical company, and was elected Chairman in June 2014. From 2004 to 2013, Mr. Conway served on the boards of directors of PRA International (Nasdaq: PRAH), which was a public company for a portion of his tenure there, and Bracket Corp., a private company. Mr. Conway serves as the Chairman of Wall Family Enterprise, a leading library and educational supplies company. In addition, Mr. Conway is a member of the Strategic Advisory Committee of Genstar Capital. Mr. Conway received a B.S. in accounting from Marquette University in 1976.

Our board of directors believes that Mr. Conway’s experience and expertise in the pharmaceutical industry, pharmaceutical development and clinical trials, and corporate finance, governance, accounting and public company compliance give him the qualifications and skills to serve on our board of directors.

James N. Topper, M.D., Ph.D. has served as a member of our board of directors since the completion of the Merger in July 2017 and previously served as a member of the board of directors of Private Alpine since June 2016. Dr. Topper has been a partner with Frazier Healthcare Partners since August 2003, serving as General Partner since 2005. Before joining Frazier Healthcare Partners, Dr. Topper served as head of the Cardiovascular Research and Development Division of Millennium Pharmaceuticals, Inc. and ran Millennium San Francisco (formerly COR Therapeutics, Inc.) from 2002 to 2003. Before the merger of COR and Millennium in 2002, Dr. Topper served as the Vice President of Biology at COR from 1999 to 2002. Dr. Topper currently serves as a member of the board of directors of AnaptysBio, Inc. (Nasdaq: ANAB) and has served on numerous other boards of directors, including Sierra Oncology, Inc. (formerly ProNai) (Nasdaq: SRRA), Amicus Therapeutics, Inc. (Nasdaq: FOLD), Portola Pharmaceuticals, Inc. (Nasdaq: PTLA), and La Jolla Pharmaceutical Company (Nasdaq: LJPC). Dr. Topper received his M.D. and Ph.D. in biophysics from Stanford University and his B.S. in biology from the University of Michigan.

We believe that Dr. Topper’s experience overseeing Frazier Healthcare Partners’ investments in biotechnology, his experience in senior management positions, and his significant knowledge of industry, medical and scientific matters, provide Dr. Topper with the qualifications and skills to serve on our board of directors.

Christopher Peetz has served as a member of our board of directors since April 2018. Mr. Peetz has been the Chief Executive Officer of Flashlight Therapeutics, Inc. and an Entrepreneur-in-Residence at Frazier Healthcare Partners since May 2017. He served as Chief Financial Officer and Head of Corporate Development at Tobira Therapeutics, Inc., a publicly-traded biotechnology company acquired by Allergan plc in November 2016, from May 2014 to December 2016. Prior to joining Tobira Therapeutics, Mr. Peetz served as Vice President, Finance & Corporate Development of Jennerex Biotherapeutics, a private biopharmaceutical company. Prior to Jennerex, Mr. Peetz held various positions at Onyx Pharmaceuticals, Inc. (now Amgen), including oversight of financial planning and analysis, corporate strategy, product lifecycle management and commercial roles. Prior to Onyx, Mr. Peetz provided merger and acquisition advisory services at LaSalle Corporate Finance, a part of ABN AMRO, and held positions at Abgenix Inc. and Solazyme Inc. Mr. Peetz received an MBA from Stanford Graduate School of Business and a B.S.B.A. in Finance, International Business and French from Washington University in St. Louis.

We believe Mr. Peetz’ experience in senior management positions in both business and finance and his experience supporting various corporate and financing transactions provide him with the qualifications and skills to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Continuing Directors

Class I Directors continuing in Office until the 2019 Annual Meeting of Stockholders

Peter Thompson, M.D. has served as a member of our board of directors since the completion of the Merger in July 2017 and previously served as a member of the board of directors of Private Alpine since June 2016. Dr. Thompson currently serves as a Private Equity Partner for OrbiMed Advisors LLC, an investment firm focused on the healthcare sector, where he has also served as Venture Partner since joining in September 2010. Dr. Thompson is a co-founder of and has served as a member of the board of directors of Corvus Pharmaceuticals, Inc. (Nasdaq: CRVS) since December 2014. Dr. Thompson has also served as a director of Adaptimmune Therapeutics plc (Nasdaq: ADAP), a biopharmaceutical company, since 2014 and also currently serves on the boards of directors of several private companies. Dr. Thompson is a board-certified internist and oncologist and has served as Affiliate Professor of Neurosurgery at the University of Washington since 2010. Dr. Thompson co-founded and served as the Chief Executive Officer of Trubion Pharmaceuticals, Inc., a biopharmaceutical company, from 2002 to 2009. Dr. Thompson previously held executive positions at Chiron Corporation and Becton Dickinson, and served on the faculty of the National Cancer Institute following his medical staff fellowship there. Dr. Thompson holds a Sc. B. in Molecular Biology and Mathematics from Brown University and an M.D. from Brown University Medical School.

We believe that Dr. Thompson’s venture capital and management experience in the pharmaceuticals industry provides him with the qualifications and skills necessary to serve as a member of our board of directors.

Paul Sekhri has served as a member of our board of directors since February 2016. Mr. Sekhri is the President and CEO of Lycera Corp., a private biopharmaceutical company, a position he has held since February 2015. Prior to this position, he served as Senior Vice President, Integrated Care for Sanofi from April 2014 through January 2015, and as Group Executive Vice President, Global Business Development and Chief Strategy Officer for Teva Pharmaceutical Industries, Ltd. from March 2013 to March 2014. Prior to joining Teva, Mr. Sekhri spent five years from January 2009 to February 2013, as Operating Partner and Head of the Biotechnology Operating Group at TPG Biotech, the life sciences venture capital arm of TPG Capital. From 2004 to 2009 Mr. Sekhri was Founder, President, and Chief Executive Officer of Cerimon Pharmaceuticals, Inc. Prior to founding Cerimon, Mr. Sekhri was President and Chief Business Officer of ARIAD Pharmaceuticals, Inc. Previously, Mr. Sekhri spent four years at Novartis, as Senior Vice President, and Head of Global Search and Evaluation, Business Development and Licensing for Novartis Pharma AG.

Mr. Sekhri has been a director on more than 24 private and public company boards, and is currently a member of the board of directors of Veeva Systems Inc.. Mr. Sekhri is also the Chairman of the Board of Pharming N.V., Petra Pharma, Inc., Topas Therapeutics GmbH, and Compugen Ltd.. Additionally, he serves on several non-profit boards including the BioExec Institute, Inc., the TB Alliance, Young Concert Artists, Inc., The English Concert in America (TECA), and the Caramoor Center for Music and the Arts. Mr. Sekhri also served as a Member of the Board of Trustees of Carnegie Hall from 2010 to 2012, where he is now an active member of their Patrons Council. Our board of directors believes that Mr. Sekhri’s extensive experience in operational and strategic drug development and his outstanding reputation and expertise in the biomedical community give him the qualifications and skills to serve as a director on our board of directors.

Class II Directors continuing in Office until the 2020 Annual Meeting of Stockholders

Mitchell H. Gold, M.D. has served as our executive chairman, chief executive officer and a member of our board of directors since the completion of the Merger in July 2017 and previously served as Private Alpine’s chief executive officer since June 2016 and as Private Alpine’s executive chairman and member of Private Alpine’s board of directors since January 2015. Prior to co-founding Private Alpine, Dr. Gold was Chairman and Founder of Alpine Biosciences, a privately-held biotech company, from 2012 to 2014. From 2001 to 2012, Dr. Gold served in a variety of roles with Dendreon Corporation (which was acquired by Valeant Pharmaceuticals International, Inc. through an asset purchase agreement), including President, Chief Executive Officer, and Chairman of the board of directors. Earlier in his career, Dr. Gold served as Vice President of Business Development at Data Critical from 2000 to 2001. From 1995 to 2000, Dr. Gold was President and Chief Executive Officer of Elixis Corporation. Dr. Gold is currently a Managing Partner at Alpine BioVentures. Dr. Gold holds an M.D. from Rush Medical College of Rush University Medical Center and a B.S. in Biology from the University of Wisconsin.

We believe that Dr. Gold possesses specific attributes that qualify him to serve as a member of our board of directors, including more than 20 years of experience in senior executive management roles with both early stage and public biopharmaceutical companies.

Jay Venkatesan, M.D. has served as our president and a member of our board of directors since the completion of the Merger in July 2017 and previously served as Private Alpine’s Chief Executive Officer from November 2015 to June 2016 and Private Alpine’s president in June 2016. Dr. Venkatesan also served as a member of Private Alpine’s board of directors since November 2015. Prior to joining Private Alpine, Dr. Venkatesan was the Executive Vice President and General Manager of Oncothyreon, Inc. (now Cascadian Therapeutics) from August 2014 to May 2015 following Oncothyreon’s acquisition of Alpine Biosciences, where he served as co-founder and Chief Executive Officer. Previously, Dr. Venkatesan was the Founder, Portfolio Manager, and Managing Director of Ayer Capital Management, a global healthcare equity fund from 2008 to 2013. Prior to that, he was a Director at Brookside Capital Partners from 2002 to 2007. Earlier in his career, Dr. Venkatesan was involved in healthcare investing at Partricof & Co. Ventures from 1995 to 1996 and consulting at McKinsey & Company from 1993 to 1995. Dr. Venkatesan is currently a Managing Partner at Alpine BioVentures. In addition, Dr. Venkatesan currently serves on the board of directors of Transplant Genomics, CellBioTherapy, and Exicure Therapeutics. Dr. Venkatesan received an M.D. from the University of Pennsylvania School of Medicine, an M.B.A. from the Wharton School of the University of Pennsylvania, and a B.A. in Chemistry from Williams College.

We believe that Dr. Venkatesan possesses specific attributes that qualify him to serve as a member of our board of directors, including his experience on the boards of and in management positions with biopharmaceutical companies, including publicly-traded companies.

Director Independence

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of current directors and considered whether any such director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. Based upon information requested from and provided by each current director concerning his background, employment and affiliations, including family relationships, the board of directors has determined that (1) none of our current directors except for Drs. Gold and Venkatesan, has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the rules of the Nasdaq. The board of directors also determined that Messrs. Conway (chairman), Sekhri and Peetz, who comprise our audit committee, Drs. Topper (chairman) and Thompson and Mr. Sekhri, who comprise our compensation committee, and Dr. Thompson (chairman) and Messrs. Conway and Sekhri, who comprise our nominating and corporate governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of Nasdaq.

Board Leadership Structure

Our board of directors believes that having a combined chairman and chief executive officer, along with a lead independent director, is the appropriate leadership structure for us at this point in our company’s development. We believe that this structure provides appropriate leadership and oversight of our company and facilitates effective functioning of both management and the board. Our corporate governance guidelines are posted on our website at https://ir.alpineimmunesciences.com/governance.

Board Meetings

During the fiscal year ended December 31, 2017, our board of directors held 16 meetings (including regularly scheduled and special meetings), 14 of which occurred prior to the completion of the Merger. No director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he or she was a member. Drs. Topper, Gold, Venkatesan and Thompson were each appointed to our board of directors effective as of the completion of the Merger on July 24, 2017.

In order to promote open discussion among independent directors, our board of directors has a policy of holding regular executive sessions of non-management directors during each regularly scheduled board meeting and an executive session including only independent directors at least once each year (and at such other times as requested by an independent director). The chair of the nominating and corporate governance committee presides at executive sessions of independent directors.

Attendance of Directors at Annual Meetings of Stockholders

Pursuant to our corporate governance guidelines, absent unusual circumstances, each director is expected to attend the annual meeting of stockholders. Six of our directors attended our 2017 annual meeting of stockholders.

Board Committees

Our board of directors has three standing committees — an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. The nominating and corporate governance committee and the board of directors evaluate committee membership at least annually. Our board of directors may from time to time establish other committees.

Audit Committee

The responsibilities of the audit committee include, but are not limited to, the following:

•	meeting with our independent auditors, our management team and such other personnel as it deems appropriate to conduct and assist with certain audit committee functions;

•	overseeing our accounting and financial reporting processes and audits of its financial statements;

•	deciding whether to appoint, retain or terminate our independent auditors, including the sole authority to approve all audit engagement fees and terms and to pre-approve all audit and permitted non-audit and tax services to be provided by the independent auditors;

•	reviewing and discussing with management and our independent auditors the financial statements of Alpine Immune Sciences, including certain disclosures, addressing any issues encountered in the course of the audit work, and evaluating the performance of our independent auditors;

•	discussing with management our earnings press releases, financial information and any earnings guidance provided to analysts and ratings agencies;

•	discussing with Alpine Immune Sciences and the internal auditors (if any) our disclosure controls, internal accounting and financial controls and accounting policies and practices;

•	discussing with management any outsourcing of the internal audit function (if any), including selection of vendor, fees paid and areas to be audited;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding certain accounting or audit matters;

•	establishing policies governing the hiring by us of any current or former employee of our independent auditors;

•	reviewing our compliance with applicable laws and regulations and to review and oversee our policies and procedures designed to promote and monitor regulatory compliance;

•	obtaining assurance from the independent auditors that the audit of the financial statements was conducted in a manner consistent with Section 10A of the Exchange Act;

•	reviewing, approving and overseeing transactions between us and any related person and any other potential conflict of interest situation;

•	administering our Whistleblower and Non-Retaliation Policy and responding to and resolving related complaints or concerns;

•	overseeing portions of our Code of Business Conduct and Ethics as designated by our board of directors;

•	providing our board of directors with the results of its monitoring and recommendations derived from its responsibilities;

•	reviewing and approving our investment policy;

•	providing the independent and internal auditors with access to the board of directors; and

•	producing the report required to be prepared for inclusion in our annual proxy statement.

Since April 20, 2018 the audit committee has been composed of three directors: Messrs. Conway (chairman), Peetz and Sekhri. From the completion of the Merger on July 24, 2017 until April 20, 2018 the committee was composed of three directors: Messrs. Conway (chairman) and Sekhri and Dr. Topper. Prior to the completion of the Merger, the audit committee consisted of Mr. Conway (chairman), John Moore and Evan Loh. Our board of directors has determined that Mr. Conway is an “audit committee financial expert” as defined in the SEC rules and made a qualitative assessment of Mr. Conway’s level of knowledge and experience based on several factors, including his prior experience, business acumen and independence. Our board of directors has concluded that the composition of the audit committee meets the requirements for independence under the rules and regulations of Nasdaq and the SEC.

The audit committee met six times during the fiscal year, including four times prior to the completion of the Merger. The audit committee also meets periodically with our outside auditors without management present, at such times as it deems appropriate. Our board of directors has adopted a written charter for the audit committee in compliance with the applicable rules of the SEC and the Nasdaq listing standards and which is available on our website at https://ir.alpineimmunesciences.com/governance.

Compensation Committee

The compensation committee acts on behalf of the board of directors to review, adopt and oversee our compensation strategy, policies, plans and programs, and its responsibilities include the following:

•	setting our compensation strategy and policies for our executive officers and directors;

•	reviewing and approving our corporate goals and objectives relative to the compensation of our executive officers’ and evaluating the executive officers’ performance in light of those goals and objectives;

•	reviewing and making recommendations to our board of directors regarding the base salary, the annual and long-term incentive opportunity and level and related goals and any supplemental benefits or prerequisites for our executive officers;

•	reviewing and making recommendations to our board of directors regarding employment arrangements, severance arrangements, change in control arrangements, and other similar arrangements for executive officers;

•	reviewing and making recommendations to our board of directors regarding compensation plans for directors, executive officers and other officers;

•	granting equity awards under our equity-based compensation plans, with limited authority to delegate such functions;

•	reviewing and discussing certain risk incentives related to incentive compensation granted to our executive officers;

•	discussing and reviewing whether the incentive compensation arrangements for our executive officers promote appropriate approaches to the management and mitigation of risk;

•	overseeing and assisting in the production of select portions of our proxy statements and annual reports related to compensation;

•	reviewing director and committee member compensation;

•	considering and recommending to the board of directors the frequency of the advisory vote on executive compensation; and

•	authorizing share repurchases from terminated service providers.

Since the completion of the Merger on July 24, 2017, the compensation committee has been composed of three directors: Drs. Topper (chairman) and Thompson and Mr. Sekhri. Prior to the completion of the Merger, the compensation committee consisted of John Moore (chairman), Mr. Sekhri and Evan Loh. Our board of directors has affirmatively determined that all members of the compensation committee are independent, as independence is currently defined in the Nasdaq listing standards. The compensation committee met two times during the fiscal year, none of which occurred prior to the completion of the Merger. The compensation committee has adopted a written charter that is available to stockholders on our website at https://ir.alpineimmunesciences.com/governance.

Nominating and Corporate Governance Committee

The purpose of our nominating and corporate governance committee will be to assist our board of directors in discharging its responsibilities relating to:

•	making recommendations to our board of directors regarding the qualifications, qualities, skills, expertise, characteristics, experience and other criteria required for members of our board of directors;

•	identifying, evaluating and recommending individuals as members of our board of directors;

•	making recommendations to our board of directors the nominees for submission to stockholders for approval at the time of the annual meeting of stockholders;

•	making recommendations to our board of directors regarding the members of our board of directors to serve as committee members and chairpersons of each of our committees of the board of directors; and

•	making recommendations to our board of directors regarding board composition, size, and leadership structure.

Since the completion of the Merger on July 24, 2017, the nominating and corporate governance committee has been composed of three directors, Dr. Thompson (chairman) and Messrs. Conway and Sekhri. Prior to the completion of the Merger, the nominating and corporate governance committee consisted of Howard Furst (chairman), John Moore, Mr. Sekhri and Cynthia Smith. All members of the nominating and corporate governance committee in 2017 were independent (as currently defined in the Nasdaq listing standards). The nominating and corporate governance committee met three times during the 2017 fiscal year, including one time prior to the completion of the Merger. Our board of directors has adopted a written charter for the nominating and corporate governance committee that is available to stockholders on our website at http://www.alpineimmunesciences.com.

The nominating and corporate governance committee selects as candidates for appointment or nomination to the board of directors, individuals of high personal and professional integrity and ability who can contribute to the board of directors’ effectiveness in serving the interests of our stockholders. Director nominees are expected to have considerable management experience that would be relevant to our current and expected future business directions, a track record of accomplishment and a commitment to ethical business practices. The nominating and corporate governance committee also considers diversity in professional experience and skill sets in identifying nominees for director. Our board of directors, along with the nominating and corporate governance committee, utilizes its own resources to identify qualified candidates that meet these criteria to join our board of directors and may, in the future, use an executive recruiting firm to assist in the identification and evaluation of such qualified candidates. For these services, an executive recruiting firm may be paid a fee.

The nominating and corporate governance committee has not established a procedure for considering nominees for directors nominated by our stockholders, but intends to evaluate candidates nominated by stockholders in the same manner as other candidates. Our board of directors and nominating and corporate governance committee believe that they can identify appropriate candidates for our board of directors. If deemed appropriate, we may also engage a professional search firm to assist in the identification of candidates for our board of directors.

Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our amended and restated bylaws.

The responsibilities of the nominating and corporate governance committee relating to corporate governance include, but are not limited to, the following:

•	developing and recommending to our board of directors the governance principles applicable to us;

•	overseeing compliance with our Corporate Governance Guidelines and recommending proposed changes, if appropriate;

•	reviewing and assessing the effectiveness of our compliance programs;

•	considering and making recommendations regarding resignation offered by a member of our board of directors;

•	identify and make recommendations regarding the selection and approval of vacancies on our board of directors;

•	developing and recommending independence standards applicable to our board of directors;

•	overseeing orientation and continuing education for our board of directors;

•	developing procedures for stockholders and other interested parties to communicate with our board of directors; and

•	overseeing the succession planning process for management.

Additional responsibilities of the nominating and corporate governance committee include, but are not limited to, the following:

•	developing, administering and overseeing an annual performance review of our board of directors; and

•	working with other committees of our board of directors to ensure effective and consistent processes for annual committee performance evaluations.

Special Committee

Our board of directors may from time to time establish other committees. The board of directors established a special committee in 2016 comprised of Messrs. Conway (Chair) and Sekhri and Dr. Loh. The special committee was established to assist, investigate and evaluate strategic alternatives for the Company following the failure of cavosonstat to meet its primary endpoint in a Phase 2 clinical trial and the determination by the board of directors to cease further development of cavosonstat and our other potential product candidates. The special committee was discontinued upon the completion of the Merger with Private Alpine in July 2017.

Considerations in Evaluating Director Nominees

Our board of directors has adopted a process for identifying and evaluating director nominees. Before recommending an individual to the board of directors for board membership, the nominating and corporate governance committee confers with its members, other directors and our management team for potential candidates for the board. The nominating and corporate governance committee also uses its network of contacts to identify potential candidates and, if it deems appropriate, may also engage a professional search firm. The nominating and corporate governance committee will consider stockholders’ recommendations for nominees to serve as director if notice is timely received by our Corporate Secretary. Candidates nominated by stockholders will be evaluated in the same manner as other candidates. The nominating and corporate governance committee keeps the board of directors apprised of its discussions with potential nominees, and the names of potential nominees received from its current directors, management, and stockholders, if the stockholder notice of nomination is timely made.

We seek to align board composition with our strategic direction so that members of our board of directors bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Although the board of directors has not adopted a fixed set of minimum qualifications for candidates for board membership, the nominating and corporate governance committee generally considers several factors in its evaluation of a potential member, which include integrity, character, independent judgment, breadth of experience, insight, knowledge and business acumen. Leadership skills and executive experience, expertise in the pharmaceutical, biotechnology or related industries, familiarity with issues affecting global businesses, financial and accounting knowledge, prior experience in our core markets, expertise in capital markets, strategic planning and marketing expertise, among others, may also be among the relevant selection criteria. In addition, we strive to maintain a board of directors that reflects a diversity of experience and personal background. These criteria will vary over time depending on the needs of the board of directors. Accordingly, the board of directors may adopt new criteria and amend or abandon existing criteria as and when it determines such action to be appropriate.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall contributions to the company and the board of directors during their terms, including level of attendance, level of participation and contribution to the board of directors’ responsibilities and actions, and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent for Nasdaq and SEC purposes, which determination is based upon applicable

Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then determines whether to recommend a nominee to the board of directors by majority vote.

Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee addressed to the Corporate Secretary, between 90 and 120 days before the one-year anniversary date of our last annual meeting of Stockholders. Recommendations must include information required by our bylaws, including the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director, a representation that the recommending stockholder is a beneficial or record owner of our stock, other information that would be required to be disclosed in a proxy statement filed by us in connection with an Annual Meeting of stockholders, and any other information we may require to verify the independence of the proposed nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

In 2017, the nominating and corporate governance committee did not pay any fees to assist in the process of identifying or evaluating director candidates.

Stockholder and Interested Party Communications with the Board of Directors

Stockholders and interested parties wishing to communicate with a non-management member of the board of directors may do so by writing to such director, and mailing the correspondence to: Alpine Immune Sciences, Inc., Attention: Corporate Secretary, 201 Elliott Avenue West, Suite 230, Seattle, Washington 98119. All such stockholder communications will be forwarded to the appropriate committee of the board of directors or non-management director.

Corporate Governance Guidelines

Our board of directors has adopted a set of guidelines that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of the business and affairs of Alpine Immune Sciences in accordance with its fiduciary responsibilities. These guidelines address, among other items, the responsibilities of our directors, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. Our corporate governance guidelines are posted on the Corporate Governance portion of our website at http://ir.alpineimmunesciences.com/governance.

Code of Business Conduct and Ethics

We are committed to the highest standards of integrity and ethics in the way we conduct our business. Our board of directors has adopted a Code of Business Conduct and Ethics, which applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. Our code of conduct establishes our policies and expectations with respect to a wide range of business conduct, including preparation and maintenance of financial and accounting information, compliance with laws and conflicts of interest. In accordance with our code of conduct, each of our employees, officers and directors is required to report suspected or actual violations to the extent permitted by law. In addition, our board of directors has adopted separate policies and procedures concerning the receipt and investigation of complaints relating to accounting, internal accounting controls or auditing matters, which are administered by our audit committee. Our Code of Business Conduct and Ethics is posted on the Corporate Governance portion of our website at http://ir.alpineimmunesciences.com/governance. We will post amendments to our Code of Business Conduct or waivers of our Code of Business Conduct for directors and executive officers on the same website.

Risk Management

Our board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting by our board committees. Our audit committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our consolidated financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal and internal audit (if applicable) functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. Our nominating and corporate governance committee assists our board of directors with its responsibility of overseeing the management associated with board organization, membership and structure, as well as corporate governance. Our compensation committee assists the boards of directors by assessing risks created by incentives inherent in our compensation policies.

In addition, our president and chief executive officer and other executive officers regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of our board of directors provides appropriate risk oversight of our activities.

Non-Employee Director Compensation

Directors who are also our employees receive no additional compensation for their service as a director. Compensation for Drs. Gold and Venkatesan, who serve as our chief executive officer and president, respectively, is discussed under the caption “Executive Compensation.” We reimburse our directors for expenses associated with attending meetings of our board of directors and meetings of committees of our board.

2017 Director Compensation Table

The following table shows for the fiscal year ended December 31, 2017 certain information with respect to the compensation of our non-employee directors who served on our board of directors during any part of 2017.

Name	Fees Earned or paid in Cash ($)	Total ($)(1)
Robert Conway(2)(4)	139,804	139,804
Peter Thompson, M.D.	20,652	20,652
James N. Topper, M.D., Ph.D.	22,826	22,826
Paul Sekhri(2)(4)	114,837	114,837
Howie Furst(3)	38,152	38,152
Evan Loh(3)(4)	94,674	94,674
John Moore(3)	31,793	31,793
Cynthia Smith(3)	21,902	21,902

(1)	Total compensation solely includes fees earned or paid in cash. During 2017 there was no additional compensation, including equity awards.
(2)	As of December 31, 2017, Messrs. Conway and Sekhri held outstanding options to purchase 7,855 and 5,943 of shares of common stock, respectively, and their fees earned include $116,435 and $92,554 earned prior to the completion of the Merger, respectively.
(3)	Drs. Furst and Loh, Mr. Moore and Ms. Smith resigned from our board of directors on July 24, 2017 in connection with the completion of the Merger. All fees were earned prior to the completion of the Merger.
(4)	The board of directors approved monthly retainer fees of $13,000 payable to the chair of the special committee and $10,000 payable to the members of the special committee in consideration for their services on the special committee from January 2017 through July 2017.

Director Compensation Policy

In July 2015, our board of directors approved a director compensation policy for our non-employee directors that became effective following our initial public offering and which was subsequently amended in March 2018. For purposes of the policy, the board of directors classified each director into one of the two following categories: (1) an “employee director,” is a director who is employed by us; and (2) a “non-employee director,” is a director who is not an employee director. Only non-employee directors will receive compensation under the director compensation policy. Non-employee directors will receive compensation in the form of equity and cash under the director compensation policy, as described below. We believe our non-employee director compensation program provides reasonable compensation to our non-employee directors that is appropriately aligned with our peers and is commensurate with the services and contributions of our non-employee directors.

Non-employee directors receive an initial stock option grant to purchase shares of our common stock upon appointment or election to the board of directors. Pursuant to the March 2018 amendments to the policy, the size of the initial stock option grant is 7,650 shares. Non-employee directors also receive on an annual basis, an additional stock option grant to purchase 7,650 shares. These annual grants occur on the first trading day in January of each year. All options are expected to have an exercise price equal to the closing price of our common stock as reported by Nasdaq on the date of grant subject to vesting in 36 equal monthly installments over a three-year period from the grant date for initial option grants, or in 12 equal monthly installments over a 12-month period from the grant date for annual stock option grants, subject to further evaluation by the compensation committee. On a change in control, all outstanding, unvested options held by non-employee directors are expected to vest in full.

Each non-employee director is eligible to receive the following cash annual retainer, which will be paid quarterly in arrears on a prorated basis.

Annual retainer for board membership	$35,000
Annual retainer for board chairperson	25,000
Annual retainer for audit committee chairperson	15,000
Annual retainer for audit committee member	7,500
Annual retainer for compensation committee chairperson	10,000
Annual retainer for compensation committee member	5,000
Annual retainer for nominating and corporate governance committee chairperson	7,500
Annual retainer for nominating and corporate governance committee member	3,750

PROPOSAL NO. 2

ADOPTION AND APPROVAL OF THE 2018 EQUITY INCENTIVE PLAN

On April 20, 2018, our board of directors unanimously adopted and approved the company’s 2018 Equity Incentive Plan, or the 2018 Plan, and is submitting the 2018 Plan to stockholders for their adoption and approval at our 2018 Annual Meeting. The board of directors believes the 2018 Plan advances the company’s interests by allowing the company to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. The board of directors has adopted and approved the 2018 Plan to permit the company to continue to use stock-based compensation to align stockholder and participant interests and to motivate participants providing services to the company. The company’s stock-based compensation program is currently operated under our Nivalis Therapeutics, Inc. 2015 Equity Incentive Plan and the Amended and Restated 2015 Stock Plan, which we collectively refer to as the Legacy Plans. The 2018 Plan will be subject to, and effective as of, approval from the stockholders. Upon approval of the 2018 Plan by stockholders, no new awards will be granted under the Legacy Plans after the date of the 2018 annual meeting of stockholders.

Why You Should Vote For the 2018 Plan

The 2018 Plan Will Allow Us to Effectively Recruit and Retain Key Talent

The board of directors recommends that the company’s stockholders approve the 2018 Plan because it believes the company’s ability to grant equity-based awards is crucial in allowing the company to effectively compete for and appropriately motivate and reward key talent. It is in the long-term interest of both the company and its stockholders to strengthen the company’s ability to attract, retain and motivate employees, officers, nonemployee directors and certain other service providers and to provide additional incentive for those persons through stock ownership and other incentives to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and the company’s stockholders.

The 2018 Plan sets reasonable annual limits on the awards that non-employee directors may receive and updates our stock-based compensation program to reflect the current best practices in corporate governance, as further described below. In addition, the 2018 Plan provides for annual automatic share increases that will permit us to continue to meet our equity-based award needs in the future without seeking stockholder approval of share reserve increases.

The Share Reserve and Annual Increase Will Meet Our Equity Needs

The number of shares of common stock that we are asking stockholders approve be initially reserved for issuance under our 2018 Plan is equal to the number of shares of common stock reserved for issuance but not subject to awards issued under our Legacy Plans, plus any shares covered by outstanding equity awards granted under the Legacy Plans that expire or terminate without having been exercised in full and any shares issued pursuant to equity awards granted under the Legacy Plans that are forfeited to or repurchased by the company (as described in the summary of the 2018 Plan below), with the number of shares added to our 2018 Plan from our Legacy Plans not to exceed 1,972,784. Additionally, our 2018 Plan provides for an annual increase in the number of shares reserved for insurance under our 2018 Plan equal to the lesser of (1) 5% of the number of shares of common stock outstanding as of the last day of the preceding calendar year and (2) 1,500,000. However, our board of directors may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of shares than determined under the preceding sentence.

In setting the initial share reserve and annual increase, the board of directors and the compensation committee, with input from its compensation consultant, considered a number of factors, including our current and forecasted hiring needs. The board of directors and compensation committee believe that the number of shares initially reserved for issuance under our 2018 Plan is sufficient to meet our 2018 hiring needs. However, the board and compensation committee believe that the number of shares initially reserved for issuance under our 2018 Plan will be insufficient to accommodate the needs of our business. The board of directors and compensation committee believe that our 2018 Plan’s annual share reserve increase will provide sufficient shares to meet our future hiring needs.

Promotion of Good Corporate Governance Practices

The board of directors and the compensation committee believe the use of stock-based incentive awards promotes best practices in corporate governance by maximizing stockholder value. By providing participants in the 2018 Plan with a stake in our success, the interests of the participants are aligned with those of our stockholders. Specific features of the 2018 Plan that are consistent with good corporate governance practices include, but are not limited to:

•	Administration. The 2018 Plan will be administered by the compensation committee, which consists entirely of independent non-employee directors.

•	Annual Limits on Compensation to Non-Employee Directors. The 2018 Plan sets reasonable annual limits as to the cash compensation and awards that non-employee directors may receive during each fiscal year.

•	Limited transferability. Awards under the 2018 Plan generally may not be sold, assigned, transferred, pledged, or otherwise encumbered, unless otherwise approved by the administrator.

•	Forfeiture Events. Each award under the 2018 Plan will be subject to any clawback policy that, in the future, we are required by applicable stock exchange rules or applicable laws to adopt (including any such clawback policy that is adopted after the grant of the award), and the administrator may require a participant to forfeit, return, or reimburse us for all or a portion of the award and any amounts paid under the award in order to comply with the clawback policy or applicable laws.

Our executive officers and directors have an interest in the approval of the 2018 Plan because they are eligible to receive equity awards under the 2018 Plan.

Plan Summary

The following paragraphs summarize the key features of the 2018 Plan and its operation. However, this summary is not a complete description of all of the provisions of the 2018 Plan and is qualified in its entirety by the specific language of the 2018 Plan. A copy of the 2018 Plan is provided as Appendix A to this proxy statement.

Purposes of the 2018 Plan. The purposes of the 2018 Plan are to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to employees, directors, and consultants; and to promote the success of our business. These incentives are provided through the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units or performance shares.

Eligibility. Our 2018 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to our employees and any parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants. As of March 31, 2018, we had approximately 40 employees, including three named executive officers, and four non-employee directors, who would be eligible to participate in the Plan. Our number of active consultants varies, but only five consultants typically receive equity awards.

Authorized shares. A total of 901,530 shares of our common stock will be reserved for issuance pursuant to our 2018 Plan. In addition, the shares reserved for issuance under our 2018 Plan will include shares subject to awards granted under the Legacy Plans that, on or after the date the board of directors approved this Plan, expire or otherwise terminate without having been exercised in full, and shares issued pursuant to awards granted under the Legacy Plans that, after the date of board approval of this Plan, are forfeited to or repurchased by us (provided that the maximum number of shares that may be added to our 2018 Plan from the Legacy Plans is 1,972,784 shares).

The number of shares of our common stock available for issuance under our 2018 Plan will also include an annual increase on January 1st of each year, starting with January 1, 2019, and ending on January 1 of the year in which the Plan terminates in accordance with its terms, in an amount equal to the lesser of (1) 1,500,000 Shares or (2) 5% of the total number of shares of common stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the board of directors may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of shares than provided herein.

If an award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program, or, with respect to restricted stock, restricted stock units, performance units, or performance shares, is forfeited to or repurchased due to failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights, the forfeited or repurchased shares) will become available for future grant or sale under the 2018 Plan. With respect to stock appreciation rights, only the net shares actually issued will cease to be available under the 2018 Plan and all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2018 Plan. Shares that have actually been issued under the 2018 Plan under any award will not be returned to the 2018 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares, or performance units are repurchased or forfeited, such shares will become available for future grant under the 2018 Plan. Shares used to pay the exercise price of an award or satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2018 Plan. To the extent an award is paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2018 Plan.

Plan administration. Our board of directors or one or more committees appointed by our board of directors will administer our 2018 Plan. Our compensation committee is expected to administer our 2018 Plan. In addition, if we determine it is desirable to qualify transactions under our 2018 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured to satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of our 2018 Plan, the administrator has the power to administer our 2018 Plan and make all determinations deemed necessary or advisable for administering the 2018 Plan, including but not limited to the power: to determine the fair market value of our common stock; to select the service providers to whom awards may be granted; to determine the number of shares covered by each award; approve forms of award agreements for use under the 2018 Plan; to determine the terms and conditions of awards (including, but not limited to, the exercise price, the times or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto); to construe and interpret the terms of our 2018 Plan and awards granted under it; to prescribe, amend, and rescind rules relating to our 2018 Plan, including creating sub-plans; to modify or amend each award, including but not limited to the discretionary authority to extend the post-termination exercisability period of awards; to authorize any person to execute on behalf of our company any instrument required to effect the grant of an award previously granted by the administrator; to temporarily suspend the exercisability of an award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes; and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price and/or different terms, awards of a different type and/or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations, and other actions are final and binding on all participants and will be given the maximum deference permitted by applicable laws.

Stock options. Stock options may be granted under our 2018 Plan. The exercise price of options granted under our 2018 Plan must at least be equal to the fair market value of our common stock on the date of grant. The term of an option may not exceed ten years. With respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares, or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. In determining the type of consideration to accept, the administrator will consider if acceptance of such consideration may be reasonably expected to benefit our company. After the termination of service of an employee, director, or consultant, he or she may exercise his or her option for the period of time stated in his or her option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of our 2018 Plan, the administrator determines the other terms of options.

Stock appreciation rights. Stock appreciation rights may be granted under our 2018 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding ten years. After the termination of service of an employee, director, or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in his or her stock appreciation rights agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2018 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted stock. Restricted stock may be granted under our 2018 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of our 2018 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture.

RSUs. RSUs may be granted under our 2018 Plan. Each RSU represents an amount equal to the fair market value of one share of our common stock. Subject to the provisions of our 2018 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned restricted stock units in the form of cash, in shares, or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.

Performance units and performance shares. Performance units and performance shares may be granted under our 2018 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The administrator may set performance objectives based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator, in its sole discretion, may reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units shall have an initial dollar value established by the administrator on or prior to the grant date. Performance shares shall have an initial value equal to the fair market value of our common stock on the grant date. The administrator, in its sole discretion, may pay earned performance units or performance shares in the form of cash, in shares, or in some combination thereof.

Non-employee Directors. Our 2018 Plan provides that no non-employee director may be granted, in any fiscal year, awards with a grant date fair value (determined in accordance with GAAP) of more than $500,000, increased to $750,000 in connection with such non-employee director’s initial service. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Limited transferability of awards. Unless the administrator provides otherwise, our 2018 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain adjustments. In the event of certain changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under our 2018 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2018 Plan and/or the number, class, and price of shares covered by each outstanding award, and the numerical share limits set forth in our 2018 Plan.

Dissolution or liquidation. In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.

Merger or change in control. Our 2018 Plan provides that in the event of a merger or change in control, as defined under our 2018 Plan, each outstanding award will be treated as the administrator determines, without a requirement to obtain a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant, or all awards of the same type, similarly.

In the event that a successor corporation or its parent or subsidiary does not assume or substitute an equivalent award for any outstanding award (or portion thereof), then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels (unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and us or any of our subsidiaries or parents, as applicable) and such award will become fully exercisable, if applicable, for a specified period prior to the transaction, unless specifically provided for otherwise under the applicable award agreement or other written agreement with the participant. The award will then terminate upon the expiration of the specified period of time. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant in writing or electronically that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.

With respect to awards granted to non-employee directors, the non-employee directors will fully vest in and have the right to exercise options and/or stock appreciation rights as to all of the shares underlying such award, including those shares which would not otherwise be vested or exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the non-employee director and us or any of our subsidiaries or parents, as applicable.

Clawback. Each award under the 2018 Plan will be subject to recoupment under any clawback policy that, in the future, we are required by applicable stock exchange rules or applicable laws to adopt (including any such clawback policy that is adopted after the grant of the award), and the administrator also may impose such other clawback, recovery, or recoupment provisions in an award agreement as the administrator determines necessary or appropriate.

Amendment; termination. The administrator has the authority to amend, suspend, or terminate our 2018 Plan provided such action does not impair the existing rights of any participant. Our 2018 Plan automatically will terminate in 2028, unless we terminate it sooner.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2018 Plan. The summary is based on existing U.S. laws and regulations as of the record date, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options. A participant recognizes no taxable income for federal income tax purposes as a result of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the Shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.

However, if the participant disposes of such Shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the Shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the Shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the Shares generally should be deductible by us for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the Shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the Shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Nonstatutory Stock Options. A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the Shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the Shares acquired by the exercise of a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the Shares acquired through the exercise of the nonstatutory stock option.

Stock Appreciation Rights. In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the fair market value of any Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Awards. A participant acquiring Shares of restricted stock generally will recognize ordinary income equal to the fair market value of the Shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect pursuant to Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the Shares are acquired. Upon the sale of Shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will be required to recognize ordinary income in an amount equal to the fair market value of the Shares issued to and/or the cash received by such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any Shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards. A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any unrestricted Shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any Shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A of the Code. Section 409A of the Code (“Section 409A”) provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2018 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received.

Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Medicare Surtax. In addition, a participant’s annual “net investment income”, as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax. Net investment income may include capital gain and/or loss arising from the disposition of shares issued pursuant to awards granted under the 2018 Plan. Whether a participant’s net investment income will be subject to this surtax will depend on the participant’s level of annual income and other factors.

Company Deduction and Section 162(m). We generally will be entitled to a tax deduction in connection with an award under the 2018 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

THE DESCRIPTION ABOVE IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION ON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2018 PLAN. IT IS NOT COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

New Plan Benefits

The number of awards that an employee, director, or consultant may receive under the 2018 Plan is in the discretion of the administrator and therefore cannot be determined in advance. The following table sets forth: (1) the aggregate number of shares subject to options granted under the Legacy Plans during 2017 to each of our named executive officers; executive officers, as a group; directors who are not executive officers, as a group; and all employees who are not executive officers, as a group; and (2) the average per share exercise price of such options.

	Number of Shares Subject to Options	Average Per Share Exercise Price of Options	Dollar Value of Options (1)
Mitchell H. Gold, M.D. Executive Chairman and Chief Executive Officer	509,540	$2.44	$2,056,322
Stanford Peng, M.D., Ph.D. EVP, Research and Development, and Chief Medical Officer	37,267	$0.65	$171,010
Paul Rickey Senior Vice President and Chief Financial Officer	74,535	$5.02	$241,410
R. Michael Carruthers Interim President and Chief Financial Officer	50,000	$8.84	$175,000
Jon Congleton Former President and Chief Executive Officer	—	—	$—
Janice Troha Chief Operating Officer	50,000	$8.84	$175,000
Executive officers as a group	721,342	$3.50	$2,818,742
Non-executive director group	—	—	$—
Non-executive officer employee group	284,536	$7.90	$1,461,989

(1)	Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present in person or by proxy at the 2018 Annual Meeting and entitled to vote thereon to be approved is required for the adoption and approval of our 2018 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

ADOPTION AND APPROVAL OF THE COMPANY’S 2018 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has appointed Ernst & Young LLP, or EY, independent registered public accountants, to audit our financial statements for the year ending December 31, 2018. EY also served as the independent registered accounting firm of Private Alpine, the accounting acquirer in the Merger.

During the year ended December 31, 2017, EY served as our independent registered public accounting firm.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of our company and stockholders. At the 2018 Annual Meeting, the stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2018. Our audit committee is submitting the selection of EY to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance.

Representatives of EY will be present at the 2018 Annual Meeting, and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If the stockholders do not ratify the appointment of EY, the audit committee may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

Services Rendered to the Company

The following table presents fees for professional audit services and other services rendered to our company by EY for the years ended December 31, 2017 and 2016.

	Year Ended December 31,
Fee Category	2017	2016
Audit fees(1)	$494,210	$315,887
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total fees	$494,210	$315,887

(1)	Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, procedures for comfort letters, consents and assistance with and review of documents filed with the SEC.

Services Rendered to Private Alpine

The following table presents fees for professional audit services and other services rendered to Private Alpine by EY for the years ended December 31, 2017 and 2016.

	Year Ended December 31,
Fee Category	2017	2016
Audit fees(1)	$377,050	$—
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	—	—

Total fees	$377,050	$—

(1)	Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, review of our quarterly consolidated financial statements, procedures for comfort letters, consents and assistance with and review of documents filed with the SEC.

Auditor Independence

In 2017, there were no other professional services provided by EY that would have required the audit committee to consider their compatibility with maintaining the independence of EY.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to its charter, the audit committee must review and approve, in advance, the scope and plans for the audits and the audit fees and approve in advance (or, where permitted under the rules and regulations of the SEC, subsequently) all non-audit services to be performed by the independent auditor that are not otherwise prohibited by law and any associated fees. All fees paid to EY for 2017 and 2016 were pre-approved by our audit committee or board of directors. The audit committee may delegate to one or more members of the committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full committee at scheduled meetings.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL #3

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors is currently comprised of three independent directors and operates under a written charter, which is reviewed on an annual basis and amended as necessary by the board of directors upon recommendation by the audit committee.

The members of the audit committee are currently Robert Conway (chairman), Paul Sekhri and James N. Topper. Each of the members of the audit committee is an “independent director” as currently defined in Rules 5605(c)(2)(A)(i) and (ii) of Nasdaq listing standards and Rule 10A-3 of the Exchange Act. The board of directors has also determined that Mr. Conway is an “audit committee financial expert” as described in applicable rules and regulations of the SEC.

The audit committee appoints an accounting firm as our independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. Management is responsible for our internal controls and the financial reporting process. The audit committee is responsible for monitoring and overseeing these processes.

The audit committee held six meetings during 2017, including four times prior to the completion of the Merger. The meetings were designed to provide information to the audit committee necessary for it to conduct its oversight function of the external financial reporting activities and audit process of our company, and to facilitate and encourage communication between the audit committee, management and our independent registered public accounting firm, Ernst & Young LLP. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles. The audit committee reviewed and discussed the audited financial statements for fiscal year 2017 with management and the independent registered public accounting firm. The audit committee also instructed the independent registered public accounting firm that the audit committee expects to be advised if there are any subjects that require special attention.

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The audit committee has also received the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP that firm’s independence.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF ALPINE IMMUNE SCIENCES, INC.

Robert Conway, Chairman

Paul Sekhri

James N. Topper

The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by Alpine Immune Sciences, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions, and other biographical information as of April 12, 2018, are set forth below. Executive officers are elected by our board of directors to hold office until their successors are elected and qualified. There are no family relationships among our directors or executive officers.

Name	Age	Position
Mitchell H. Gold, M.D.	51	Executive Chairman and Chief Executive Officer
Jay Venkatesan, M.D.	46	President and Director
Stanford Peng, M.D., Ph.D.	47	Executive Vice President of Research and Development and Chief Medical Officer
Paul Rickey	39	Senior Vice President and Chief Financial Officer

Dr. Gold’s and Dr. Venkatesan’s biographies can be found under “Proposal No. 1 Election of Directors.”

Stanford Peng has as served as our executive vice president of research and development and chief medical officer since the completion of the Merger in July 2017 and previously served as Private Alpine’s chief medical officer From September 2016 to February 2017 and as Private Alpine’s executive vice president of research and development and chief medical officer since February 2017. Prior to joining Private Alpine, Dr. Peng was chief medical officer and head of clinical development at Stemcentrx, providing strategic oversight of the company’s clinical and translational programs from 2015 to 2016. Previously, Dr. Peng was executive medical director at Seattle Genetics where he developed multiple programs for antibody-drug conjugates from 2014 to 2015. Earlier in his career, he directed translational research and auto-immune related clinical trials as head of the Rheumatology Clinical Research Unit at the Benaroya Research Institute from 2009 to 2014 and served as senior director, clinical research and exploratory development at Roche from 2005 to 2008. Between 2009 and 2014, Dr. Peng also served as member physician at Virginia Mason Medical Center. Dr. Peng served as an assistant professor at the Washington University School of Medicine from 2002 to 2005. From 2008 to 2009, Dr. Peng served as senior director at ARYx Therapeutics, Inc. (Nasdaq: ARYX). Dr. Peng received an M.D. and Ph.D. in biology from the Yale University School of Medicine and a B.A. in music and B.S. in biological sciences from Stanford University.

Paul Rickey has served as our senior vice president and chief financial officer since the completion of the Merger in July 2017 and previously served as Private Alpine’s senior vice president and chief financial officer since April 2017. Mr. Rickey is an experienced executive who has spent over 16 years guiding financial strategy in the life sciences and technology industries. Prior to his joining Private Alpine in 2017, Mr. Rickey served as chief financial officer of Sound Pharmaceuticals, overseeing finance, accounting and human resources. Before joining Sound Pharmaceuticals in 2016, Mr. Rickey was vice president of finance and administration of Immune Design Corp., (Nasdaq:IMDZ) a publicly traded biotechnology company, where he helped complete the company’s private offerings, initial public offering, and follow-on financing, and also oversaw the corporate development, accounting and human resource functions. Before joining Immune Design in 2009, Mr. Rickey was corporate controller of Northstar Neuroscience, a publicly-traded medical device company, where he managed the company’s finance and accounting groups following Northstar’s initial public offering. Prior to his role at Northstar Neuroscience, Mr. Rickey was the accounting manager for Mobliss, Inc., a mobile technology company that was sold to Index Corp., of Japan. Mr. Rickey started his finance career at Ernst & Young LLP. Mr. Rickey graduated from the University of Washington with a B.A. and Masters in Professional Accounting and is a certified public accountant.

EXECUTIVE COMPENSATION

Overview

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Beginning in 2017, the compensation committee retained Radford, a compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, Radford now serves at the discretion of the compensation committee. The compensation committee engaged Radford to assist in developing a group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Summary Compensation Table

The following table summarizes the compensation that we paid during 2016 and 2017 to (1) all individuals serving as our principal executive officer during 2017, (2) our two most highly compensated executive officers, other than the principal executive officer, who were serving as executive officers as of December 31, 2017 and (3) one additional former executive officer for whom disclosure would be provided pursuant to clause (2), but for the fact that such individual was not serving as our executive officer as of December 31, 2017. We refer to these officers as our named executive officers, or NEOs.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Mitchell H. Gold, M.D.(3)*	2017	300,000	(4)	—	2,056,322	—	3,060	2,359,382
Executive Chairman and Chief Executive Officer	2016	120,000		—	1,439	—	—	121,439

Stanford Peng, M.D., Ph.D.*	2017	375,000		—	171,010	—	—	546,010
Executive Vice President of Research and Development and Chief Medical Officer	2016	121,154		—	66,408	—	—	187,562

Paul Rickey(5)*.	2017	206,250		50,000	241,410	—	4,000	501,660
Senior Vice President and Chief Financial Officer

R. Michael Carruthers(6)	2017	201,613		100,000	174,600	—	429,456	905,669
Former Interim President and Chief Financial Officer	2016	357,000		—	593,230	124,950	7,950	1,083,130

Jon Congleton(7)	2017	18,750		—	—	—	720,896	739,646
Former President and Chief Executive Officer	2016	450,000		—	1,348,250	225,000	52,525	2,075,775

Janice Troha(8)	2017	216,769		100,000	174,600	—	488,922	980,291
Former Chief Operating Officer	2016	383,835		—	593,230	134,342	7,950	1,119,357

*	Each of Drs. Gold and Peng and Mr. Rickey commenced service with our company on July 24, 2017 upon the closing of the Merger. Amounts disclosed for such officers includes amounts paid for service with Private Alpine.

(1)	Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of the stock options granted, computed in accordance with the provisions of FASB ASC Topic 718.
(2)	Represents cash bonuses earned under our 2016 performance bonus plan.
(3)	The amounts disclosed under the column entitled “All Other Compensation” represent parking expenses for Dr. Gold.
(4)	Excludes $37,000 paid in 2017, pursuant to the terms of a deferred salary arrangement.
(5)	Mr. Rickey commenced employment with Private Alpine on April 1, 2017. The amounts disclosed under the column entitled “All Other Compensation” represent compensation for consulting services.
(6)	Mr. Carruthers was appointed as interim president and chief financial officer of the Company in January 2017 and resigned from the Company on July 24, 2017 in connection with the completion of the Merger. The amounts disclosed under the column entitled “All Other Compensation” include the following for 2017: $357,000 represents cash severance costs, $32,595 represents a bonus to cover future COBRA costs, $29,061 represents payment of accrued vacation, and $10,800 represents the 401(k) company match; and for 2016, $7,950 represents the 401(k) company match.
(7)	Mr. Congleton’s employment with our company terminated in January 2017. The amounts disclosed under the column entitled “All Other Compensation” include the following for 2017: $675,000 represents cash severance costs, $21,098 represents reimbursement of COBRA costs from Mr. Congleton’s termination of employment in January 2017 through July 2017, $16,159 represents a bonus to cover future COBRA costs, $5,101 represents payment of accrued vacation, and $3,538 represents the 401(k) company match; and for 2016, $44,575 represents reimbursement of commuting travel expenses and $7,950 represents the 401(k) company match.
(8)	Ms. Troha resigned from our company on July 24, 2017 in connection with the completion of the Merger. The amounts disclosed under the column entitled “All Other Compensation” include the following for 2017: $383,835 represents cash severance costs, $47,407 represents a bonus to cover future COBRA costs, $46,880 represents payment of accrued vacation, and $10,800 represents the 401(k) company match; and for 2016, $7,950 represents the 401(k) company match.

Executive Employment Arrangements with Current Executive Officers

Effective January 1, 2018, we entered into amended and restated executive employment agreements with each of Drs. Gold and Peng and Mr. Rickey. Pursuant to these agreements, the annual base salaries for Drs. Gold and Peng and Mr. Rickey are $400,000, $400,000 and $335,000, respectively. Additionally, Drs. Gold and Peng and Mr. Rickey are eligible to earn cash bonuses of up to 50%, 35% and 35%, respectively, of their base salary. The actual amount of such bonuses is tied to the achievement of various objectives for 2018. Dr. Gold’s bonus is based solely on achievement of corporate objectives. The bonuses for Dr. Peng and Mr. Rickey are based on 75% corporate objectives and 25% individual objectives. These agreements also provide for certain severance benefits upon the termination of employment or a change in control of the company pursuant to our Change in Control and Severance Policy, or the Severance Policy.

Pursuant to the Severance Policy, if we terminate the employment of any of Dr. Gold, Dr. Peng or Mr. Rickey, each an Eligible Employee, other than for cause, death or disability or the Eligible Employee resigns for good reason on or within 12 months following a change of control, then, subject to the Eligible Employee signing and not revoking a separation agreement and release of claims and continuing to adhere to the Eligible Employee’s non-competition, non-disclosure and invention assignment agreement, such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	A lump-sum payment totaling 100% (or, in case of Dr. Gold, 150%) of the Eligible Employee’s applicable annual base salary.

•	A lump-sum payment equal to (1) 100% of the Eligible Employee’s applicable target annual bonus plus (2) a payment equal to the Eligible Employee’s pro-rated applicable target annual bonus.

•	100% of the Eligible Employee’s then-outstanding and unvested time-based equity awards will become vested and exercisable.

•	Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 12 months (or, in Dr. Gold’s case, 18 months).

Further, under the Severance Policy, if the Company terminates an Eligible Employee’s employment other than for cause, death or disability or such Eligible Employee resigns for good reason at any time other than during the period lasting from the date of a change of control or within 12 months thereafter, then, subject to the Severance Conditions, such Eligible Employee will be eligible to receive the following severance benefits, less applicable tax withholdings:

•	Continued payments totaling 75% (or, in Dr. Gold’s case, 100%) of the Eligible Employee’s applicable annual base salary over a period of 9 months (or in Dr. Gold’s case, 12 months).

•	100% of the Eligible Employee’s then-outstanding and unvested time-based equity awards granted prior to the closing of the merger by and between Alpine Immune Sciences, Inc. and Nivalis Therapeutics, Inc. that would have otherwise vested during the 12-month period following the date of the Eligible Employee’s termination, and 0% in all other cases.

•	Payment or reimbursement of continued health coverage for the Eligible Employee and the Eligible Employee’s dependents under COBRA for a period of up to 9 months (or, in Dr. Gold’s case, 12 months).

Mitchell H. Gold. Private Alpine entered into an employment agreement with Dr. Gold in March 2017. The agreement had no specific term and constituted at-will employment. Effective January 2017, Dr. Gold’s annual base salary was $300,000. Pursuant to the terms of the agreement, Dr. Gold was subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. During his employment, Dr. Gold was eligible to participate in our applicable benefit plans and was eligible for paid vacation and sick leave, with levels to be determined by our board of directors, all upon the same terms as offered to other senior executives. Effective January 2018, we entered into an amended and restated executive employment agreement with Dr. Gold on the terms and conditions described above.

Jay Venkatesan. Dr. Venkatesan does not have an employment agreement with us or with Private Alpine. His annual base salary is $120,000. Dr. Venkatesan is not a “named executive officer” for purposes of Item 402 of Regulation S-K promulgated by the SEC and shall not be considered a “named executive officer” for purposes of any future disclosure requirements regarding “named executive officers” including, without limitation, disclosure required by Form 8-K.

Stanford Peng. Private Alpine entered into an employment agreement with Dr. Peng in August 2016. The agreement had no specific term and constituted at-will employment. Effective January 2017, Dr. Peng’s annual base salary was $375,000. Pursuant to the terms of the agreement, Dr. Peng was subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Effective January 2018, we entered into an amended and restated executive employment agreement with Dr. Peng on the terms and conditions described above.

Paul Rickey. Private Alpine entered into an employment agreement with Mr. Rickey in April 2017. Terms of the at-will employment agreement included an annual base salary of $275,000, cash bonus eligibility of $50,000 and an initial stock option grant, subject to board approval, of 74,535 shares. Pursuant to the terms of the agreement, Mr. Rickey was subject to certain confidentiality obligations and is obligated to sign and comply with an agreement relating to proprietary information and inventions. Effective January 2018, we entered into an amended and restated executive employment agreement with Mr. Rickey on the terms and conditions described above.

Executive Employment Arrangements with Former Executive Officers

Pursuant to our employment agreements, as amended, with our former executive officers, if the executive officer’s employment was terminated by us without cause or by the executive officer for good reason (as such terms are defined in the applicable executive agreement and subject to the terms and conditions therein), the executive officer was entitled to (1) continued payment of the executive officer’s base salary for a period of 12 months, or 18 months in the case of Mr. Congleton, following such termination of employment, (2) payment of the COBRA premiums for the executive officer and any covered dependents for up to 12 months, and (3) accelerated vesting of all of his or her stock options. Our obligation to provide its executive officers with severance benefits was conditioned on the executive officer signing and not revoking a “general release of claims” against us and our affiliates. The executive officers were also subject to standard post-termination non-solicitation, confidentiality and non-competition restrictive covenants.

R. Michael Carruthers. We entered into an employment agreement with Mr. Carruthers in January 2015, which was amended in January 2017, when he was appointed our interim president and chief financial officer. The initial annual base salary set forth in his agreement was $350,000, and Mr. Carruthers’ annual base salary at the time of the Merger was $357,000. The agreement was for an initial term of one year, and renewed annually thereafter for additional one-year terms unless at least 30 days prior to the end of the current term either we or Mr. Carruthers provided notice of non-renewal. In January 2017, we entered into a retention bonus letter agreement with Mr. Carruthers, which provided for a cash retention bonus of $100,000 and the grant of an option to purchase 50,000 shares of our common stock, which became payable and vested upon the completion of the Merger. Pursuant to the terms of his employment agreement, as amended, upon the Merger, Mr. Carruthers was entitled to accelerated vesting of all of his stock options. Upon his termination and otherwise in connection with the Merger, Mr. Carruthers became entitled to (1) continued payment of his base salary for a period of 12 months following such termination of employment, (2) payment of the COBRA premiums for him and any covered dependents for up to 12 months, and (3) accelerated vesting of all of his stock options.

Jon Congleton. We entered into an employment agreement with Mr. Congleton effective January 1, 2015, which was amended in January 2017. The initial base salary set forth in his agreement was $375,000. The agreement was for an initial term of one year, and renewed annually thereafter for additional one-year terms unless at least 30 days prior to the end of the current term either we or Mr. Congleton provided notice of non-renewal. In connection with the termination of his employment in January 2017, Mr. Congleton entered into a Separation Agreement and General Release that provided for the payment of a gross sum of $675,000 payable monthly over a period of 18 months, payment of COBRA premiums for him and his covered dependents for up to 12 months and accelerated vesting of all outstanding stock options, in exchange for his general release of claims against us and his continuing compliance with certain non-solicitation, non-competition and confidentiality restrictive covenants. All options held by Mr. Congleton expired unexercised on April 15, 2017. Pursuant to the terms of the Separation Agreement and General Release, a lump sum payment of the then remaining cash severance payments and COBRA premium reimbursement payments became payable to Mr. Congleton upon the completion of the Merger.

Janice Troha. We entered into an employment agreement with Ms. Troha effective November 1, 2012, which was amended in March 2015 and January 2017. The initial annual base salary set forth in the agreement was $346,500, and Ms. Troha’s annual base salary at the time of the Merger was $383,835. The agreement was for an initial term of two years, and renewed annually thereafter for additional one-year terms unless at least 30 days prior to the end of the current term either we or Ms. Troha provided notice of non-renewal. In January 2017, we entered into a retention bonus letter agreement with Ms. Troha, which provided for a cash retention bonus of $100,000 and the grant of an option to purchase 50,000 shares of our common stock, which became payable and vested upon the completion of the Merger. Pursuant to the terms of her employment agreement, as amended, upon the Merger, Ms. Troha was entitled to accelerated vesting of all of her stock options. Upon her termination and otherwise in connection with the Merger, Ms. Troha became entitled to (1) continued payment of her base salary for a period of 12 months following such termination of employment, (2) payment of the COBRA premiums for her and any covered dependents for up to 12 months, and (3) accelerated vesting of all of her stock options upon the completion of the Merger.

Outstanding Equity Awards at December 31, 2017

The following table provides information regarding the equity awards outstanding at December 31, 2017 held by each of our NEOs.

				Option Awards
Name(1)	Vesting Commencement Date		Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Mitchell H. Gold	01/16/2015		12/16/2015	20,963	30,279	(2)	0.45	12/15/2025
	01/20/2017		03/14/2017	—	300,624	(3)	0.65	03/13/2027
	01/20/2017		04/12/2017	—	208,916	(3)	5.02	04/11/2027
Stanford Peng	09/06/2016		09/22/2016	50,469	111,023	(3)	0.65	09/21/2026
	09/06/2016		03/14/2017	11,648	25,619	(3)	0.65	03/13/2027
Paul Rickey	04/01/2017		04/12/2017	—	74,535	(3)	5.02	04/11/2027
R. Michael Carruthers		(4)	01/12/2017	50,000	—	(4)	8.84	01/12/2020
Janice Troha		(4)	01/12/2017	50,000	—	(4)	8.84	01/12/2020

(1)	Mr. Congleton has been excluded from the table above as he had no outstanding option awards as of December 31, 2017.
(2)	One-half of the shares shall vest on May 16, 2016, and 1/32nd of the remaining shares shall vest on each monthly anniversary thereafter, such that 100% of the shares shall be fully vested and exercisable as of the 4-year anniversary of January 16, 2015.
(3)	1/4th of the shares will vest on the one-year anniversary of the vesting commencement date, and 1/36th of the remaining shares shall vest on each monthly anniversary thereafter, such that 100% of the shares shall be vested and exercisable as of the four-year anniversary of the vesting commencement date.
(4)	100% of the shares vest upon the closing date of a corporate transaction, which occurred on July 24, 2017, upon the close of the Merger.

Equity Compensation Plan Information

The following table provides information as of December 31, 2017, with respect to the shares of our common stock that may be issued under existing equity compensation plans (shares in thousands):

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted- Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (1)
Equity compensation plans approved by security holders
Amended and Restated 2015 Stock Plan, as amended, or the 2015 Stock Plan	1,455,620	$3.50	87,245
2015 Equity Incentive Plan	168,798	$11.43	489,477
Employee Stock Purchase Plan	—	N/A	45,211
Equity compensation plans not approved by security holders	—	—	—

Total	1,624,418	$4.32	621,933

(1)	Represents the number of securities remaining available for future issuance under the 2015 Equity Incentive Plan, the 2015 Stock Plan, and the Employee Stock Purchase Plan. The number of shares available for issuance under the 2015 Equity Incentive Plan is subject to an annual increase on the first day of each year equal to (a) 5% of the total number of shares of common stock issued and outstanding on December 31 of the preceding calendar year or (b) such lesser number of shares of common stock approved by the board of directors on or prior to such immediately preceding December 31.

401(k) Plan

We have adopted the WTIA 401(k) Multiple Employer Plan, maintained by Washington Technology Industry Association, which is a defined contribution retirement plan, in which all Alpine employees providing at least 20 hours of service a week are eligible to participate. This plan provides our eligible employees with an opportunity to save for retirement on a tax advantaged basis, and participants are able to defer a portion of their eligible compensation. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions and profit sharing contributions to eligible participants. We have not provided a discretionary company match to employee contributions during the periods presented. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.

Compensation Committee Interlocks and Insider Participation

Currently, the members of our compensation committee are Drs. Topper and Thompson and Mr. Sekhri. None of the foregoing members of our compensation committee currently serves, or in the past year has served, as an officer or employee of Alpine Immune Sciences. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our board of directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 12, 2018 for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

The percentage of beneficial ownership shown in the table is based upon 13,846,084 shares outstanding as of April 12, 2018.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we take into account shares of common stock issuable pursuant to stock options, warrants and restricted stock units that may be exercised or that are scheduled to vest on or before the 60th day after April 12, 2018. These shares are deemed to be outstanding and beneficially owned by the person holding those options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as otherwise noted below, the address for each person or entity listed in the table is c/o Alpine Immune Sciences, Inc., 201 Elliott Avenue West, Suite 230, Seattle, Washington 98119.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Alpine Immunosciences, L.P.(1)	3,803,906	27%
OrbiMed Private Investments VI, LP(2)	3,298,516	24%
Frazier Life Sciences VIII, L.P.(3)	2,199,011	16%
Entities affiliated with Deerfield Management(4)	936,175	7%
Directors and Executive Officers:
Mitchell H. Gold(5)	4,029,658	29%
Jay Venkatesan(6)	3,909,503	28%
Stanford Peng(7)	86,969	*
Paul Rickey(8)	21,742	*
Jon Congleton(9)	5,000	*
R. Michael Carruthers(10)	56,495	*
Janice Troha(11)	52,500	*
Peter Thompson(12)	3,298,516	24%
James N. Topper(13)	2,199,011	16%
Robert Conway(14)	22,855	*
Paul Sekhri(15)	5,943	*
Christopher Peetz (16)	—	—
All current directors and executive officers as a group (8 persons)(17)	9,770,291	69%

(*)	Less than one percent.
(1)	According to a Schedule 13D filed on August 3, 2017 with the Securities and Exchange Commission, Alpine BioVentures, GP, LLC, Mitchell H. Gold and Jay Venkatesan may be deemed to beneficially own 3,803,906 shares which are held by Alpine Immunosciences, L.P . Alpine BioVentures GP, LLC is the general partner of Alpine Immunosciences, L.P. Dr. Gold and Dr. Venkatesan are the Managing Partners of Alpine BioVentures GP, LLC. Dr. Gold and Dr. Venkatesan are also limited partners of Alpine Immunosciences, L.P. By virtue of such relationships, Dr. Gold and Dr. Venkatesan may be deemed to have voting and investment power with respect to the shares held by Alpine Immunosciences, L.P. and as a result may be deemed to have beneficial ownership of such shares. Each of Dr. Gold and Dr. Venkatesan disclaims beneficial ownership of the shares held by Alpine Immunosciences, L.P., except to the extent of his pecuniary interest therein, if any. The address for Alpine Immunosciences, L.P. is 600 Stewart Street, Suite 1503, Seattle Washington 98101.
(2)

According to a Schedule 13D filed on January 26, 2018 with the Securities and Exchange Commission, OrbiMed Advisors LLC, OrbiMed Capital GP VI LLC and Samuel Islay may be deemed to beneficially own 3,298,516 shares which are held by OrbiMed Private Investments VI, LP. OrbiMed Capital GP VI LLC (“GP VI”) is the general partner of OrbiMed Private Investments VI, LP. OrbiMed Advisors LLC (“OrbiMed Advisors”) is the managing member of GP VI. Samuel D. Isaly is the managing member of and owner of a controlling interest in OrbiMed Advisors. By virtue of such relationships, GP VI, OrbiMed Advisors and Mr. Isaly may be deemed to have voting and investment power with respect to the shares held by OrbiMed Private Investments VI, LP and as a result may be deemed to have beneficial ownership of such shares. Dr. Thompson, an employee of OrbiMed Advisors. Each of GP VI, OrbiMed Advisors, Mr. Isaly and Dr. Thompson disclaims beneficial ownership of the shares held by OrbiMed Private Investments VI, LP, except to the extent of its or his pecuniary interest therein, if any. The address for OrbiMed Private Investments VI, LP is 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(3)	According to a Schedule 13D filed on July 31, 2017 with the Securities and Exchange Commission, FHM Life Sciences VIII, L.P., FHM Life Sciences VIII, L.L.C., James Topper and Patrick J. Heron may be deemed to beneficially own 2,199,011 shares which are held by Frazier Life Sciences VIII, L.P.FHM Life Sciences VIII, LP is the general partner of Frazier Life Sciences VIII, L.P. and FHM Life Sciences VIII, LLC is the general partner of FHM Life Sciences VIII, LP. Dr. Topper and Patrick J. Heron are the sole members of FHM Life Sciences VIII, LLC and therefore share voting and investment power over the shares held by Frazier Life Sciences VIII, L.P. Dr. Topper and Mr. Heron disclaim beneficial ownership of the shares held by Frazier Life Sciences VIII, L.P. except to the extent of their pecuniary interests in such shares, if any. The address for Frazier Life Sciences VIII, L.P. is 601 Union Street, Suite 3200, Seattle, Washington 98101.
(4)	According to a Schedule 13D filed on August 22, 2017 with the Securities and Exchange Commission, Deerfield Management Company, L.P. and James Flynn may be deemed to beneficially own 936,175 shares of our common stock, which are owned by Deerfield Private Design Fund, L.P., Deerfield Special Situations Fund, L.P., Deerfield Private Design International, L.P., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., and Deerfield Mgmt, L.P. The address for Deerfield Management is c/o Deerfield Management Company, L.P., 780 Third Avenue, Floor 37, New York, New York 10017.
(5)	Consists of 23,292 shares of our common stock held directly by Dr. Gold, 202,460 shares of our common stock issuable upon the exercise of options within 60 days of April 12, 2018 and 3,803,906 shares of our common stock held directly by Alpine Immunosciences, L.P. Please see footnote 1 regarding Dr. Gold’s voting and investment power over the shares held by Alpine Immunosciences, L.P.
(6)	Consists of 21,739 shares of our common stock held directly by Dr. Venkatesan, 37,266 shares of our common stock held in trust for the benefit of Dr. Venkatesan’s children, 46,592 shares of our common stock issuable upon the exercise of options within 60 days of April 12, 2018 and 3,803,906 shares of our common stock held directly by Alpine Immunosciences, L.P. Please see footnote 1 regarding Dr. Venkatesan’s voting and investment power over the shares held by Alpine Immunosciences, L.P.
(7)	Consists of 86,969 shares of our common stock issuable upon the exercise of options within 60 days of April 12, 2018.
(8)	Consists of 21,742 shares of our common stock issuable upon the exercise of options within 60 days of April 12, 2018.
(9)	Consists of 5,000 shares of our common stock held directly by Mr. Congleton. Mr. Congleton’s employment terminated in January 2017.
(10)	Consists of 6,495 shares of our common stock held directly by Mr. Carruthers and 50,000 shares of our common stock issuable upon exercise of options within 60 days of April 12, 2018. Mr. Carruthers’ employment terminated in July 2017 in connection with the Merger.
(11)	Consists of 2,500 shares of our common stock held directly by Ms. Troha and 50,000 shares of our common stock issuable upon exercise of options within 60 days of April 12, 2018. Ms. Troha’s employment terminated in July 2017 in connection with the Merger.
(12)	Consists of 3,298,516 shares of our common stock held directly by OrbiMed Private Investments VI, LP. Please see footnote 2 regarding Dr. Thompson’s voting and investment power over the shares held by OrbiMed Private Investments VI, LP.
(13)	Consists of 2,199,011 shares of our common stock held directly by Frazier Life Sciences VIII, L.P. Please see footnote 3 regarding Dr. Topper’s voting and investment power over the shares held by Frazier Life Sciences VIII, L.P.
(14)	Consists of 15,000 shares of our common stock held directly by Mr. Conway and 7,855 shares of our common stock issuable upon exercise of options within 60 days of April 12, 2018.
(15)	Consists of 5,943 shares of our common stock issuable upon the exercise of options within 60 days of April 12, 2018.
(16)	Mr. Peetz did not join our board of directors until April 20, 2018.
(17)	Includes only current directors and executive officers serving in such capacity as of April 12, 2018. Includes 371,561 shares of our common stock issuable upon the exercise of options within 60 days of April 12, 2018.

RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements, including employment, termination of employment and change-in-control arrangements discussed, when required, elsewhere in this report, the following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

In addition to the arrangements described below, we have also entered into the arrangements which are described under the captions “Executive Compensation — Employment Arrangements with Current Executive Officers” and “Executive Compensation — Employment Arrangements with Former Executive Officers.”

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written policy governing the review and approval of related party transactions. The audit committee of our board of directors has the primary responsibility for reviewing and approving or disapproving related party transactions, as designated in the audit committee charter. In addition, our Code of Business Conduct and Ethics requires that each of our employees and directors inform his or her superior or the chairman of the audit committee, respectively, of any material transaction or relationship that comes to his or her attention that could reasonably be expected to create a conflict of interest. Further, at least annually, each director and executive officer will complete a detailed questionnaire that asks questions about any business relationship that may give rise to a conflict of interest and all transactions in which we are involved and in which an executive officer, a director or a related person has a direct or indirect material interest.

Affiliations with Principal Stockholders

Each of Drs. Venkatesan and Gold is an executive officer and a member of our board of directors and, in their individual capacities, a limited partner of Alpine Immunosciences, L.P., Delaware limited partnership, which is a holder of more than 5% of our outstanding capital stock. In addition, each of Drs. Venkatesan and Gold, in their individual capacities, is a Managing Partner of Alpine BioVentures, GP, LLC, a Delaware limited liability company, which is the general partner of Alpine Immunosciences, L.P.

Dr. James N. Topper is a member of our board of directors and, in his individual capacity, is a managing member of FHM Life Sciences VIII, LLC, a Delaware limited liability company. FHM Life Sciences VIII, LLC is the general partner of FHM Life Sciences VIII, LP, a Delaware limited partnership. FHM Life Sciences VIII, LP is the general partner of Frazier Life Sciences VIII, L.P., a Delaware limited partnership, which is a holder of more than 5% of our outstanding capital stock.

Mr. Peetz is a member of our board of directors and, in his individual capacity, is an Entrepreneur-in-Residence at Frazier Healthcare Partners, which is an affiliate of Frazier Life Sciences VIII, L.P.

Dr. Peter Thompson is a member of our board of directors and, in his individual capacity, is an employee of OrbiMed Advisors LLC. OrbiMed Advisors LLC is the managing member of OrbiMed Capital GP VI LLC. OrbiMed Capital GP VI LLC is the general partner of OrbiMed Private Investments VI, LP, which is a holder of more than 5% of our outstanding capital stock.

Subscription Agreement

In connection with the Merger, each of Alpine Immunosciences, L.P., which is affiliated with our executive officers and directors Drs. Venkatesan and Gold as further described above, Frazier Life Sciences VIII, L.P., which is affiliated with Dr. James N. Topper and Mr. Christopher Peetz as further described above, and Orbimed Private Investments VI, LP, which is affiliated with Dr. Peter Thompson, agreed to purchase shares of Private Alpine’s common stock for an aggregate purchase price of $17.0 million. The table below sets forth the number of shares of Private Alpine common stock they purchased and the aggregate purchase price for such shares.

Name of Purchaser	Aggregate Purchase Price	Number of Shares of Private Alpine Common Stock(1)
Alpine Immunosciences, L.P.	$3,290,324.72	520,045
OrbiMed Private Investments VI, LP	$8,225,808.62	1,300,112
Frazier Life Sciences VIII, L.P.	$5,483,870.31	866,741

(1)	Number of shares of Private Alpine common stock does not give effect to the exchange ratio or the reverse stock split that occurred immediately prior to the completion of the Merger.

Support Agreements

In connection with the Merger, each of Alpine Immunosciences, L.P., OrbiMed Private Investments VI, LP, Frazier Life Sciences VIII, L.P., entities affiliated with Deerfield Management and Drs. Gold and Venkatesan entered into a support agreement with us, pursuant to which each of them agreed, solely in his or its capacity as a shareholder of Private Alpine, to vote all of his or its shares of Private Alpine’s capital stock in favor of the adoption of the Merger Agreement and the approval of any other matter necessary to consummate the transactions contemplated therein that are considered and voted upon by Private Alpine’s shareholders and against any acquisition proposal.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and with each of our executive officers. Pursuant to the indemnification agreements, we have agreed to indemnify and hold harmless these directors and officers to the fullest extent permitted by applicable law. The agreements generally cover expenses that a director or officer incurs or amounts that a director or officer becomes obligated to pay because of any proceeding to which he or she is made or threatened to be made a party or participant by reason of his or her service as a current or former director, officer, employee or agent of Alpine Immune Sciences. The agreements also provide for the advancement of expenses to the directors and executive officers subject to specified conditions. There are certain exceptions to our obligation to indemnify the directors and officers, including any intentional misconduct or act where the director or officer did not in good faith believe he or she was acting in our best interests, with respect to “short-swing” profit claims under Section 16(b) of the 1934 Act and, with certain exceptions, with respect to proceedings that he or she initiates.

Indebtedness of Directors and Officers

None of our current or former directors or executive officers is indebted to us, nor are any of these individuals indebted to another entity which indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us.

Other Transactions

We have granted stock options to our NEOs, other executive officers and our directors.

OTHER MATTERS

Third Party Compensation of Directors

None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Nasdaq Rule 5250(b)(3).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the SEC and Nasdaq. Such directors, executive officers, and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent year. Based solely on a review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during 2017, our directors, executive officers, and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Form 4s were not timely filed for one transaction for each of Mr. Conway, Mr. Carruthers and Ms. Troha.

2017 Annual Report and SEC Filings

Our financial statements for the year ended December 31, 2017 are included in our annual report on Form 10-K. Our annual report and this proxy statement are posted on our website at www.alpineimmunesciences.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Alpine Immune Sciences, Inc., 201 Elliott Avenue West, Seattle, Washington 98119. Copies of all exhibits to the annual report on Form 10-K for the year ended December 31, 2017 may be obtained for a nominal fee, which fee will not exceed our reasonable expenses in furnishing such copies by sending a written request to Investor Relations, Alpine Immune Sciences, Inc., 201 Elliott Avenue West, Seattle, Washington 98119.

*    *    *

The board of directors does not know of any other matters to be presented at the 2018 Annual Meeting. If any additional matters are properly presented at the 2018 Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the 2018 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

APPENDIX A

ALPINE IMMUNE SCIENCES, INC.

2018 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence of any of the following events:

(i) Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities; or

(ii) Change in Effective Control of the Company. A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i) “Common Stock” means the common stock of the Company.

(j) “Company” means Alpine Immune Sciences, Inc., a Delaware corporation, or any successor thereto.

(k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(t) “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Outside Director” means a Director who is not an Employee.

(x) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(y) “Participant” means the holder of an outstanding Award.

(z) “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 1010.

(aa) “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(bb) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(cc) “Plan” means this 2018 Equity Incentive Plan.

(dd) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

(ee) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ff) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(gg) “Section 16(b)” means Section 16(b) of the Exchange Act.

(hh) “Section 409A” means Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Service Provider” means an Employee, Director or Consultant.

(kk) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ll) “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

(mm) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 15 and the automatic increase set forth in Section 3(b), the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is (i) 901,530 Shares, plus (ii) any Shares subject to awards granted under the Nivalis Therapeutics, Inc. 2015 Equity Incentive Plan or the Amended and Restated 2015 Stock Plan, as amended (together, the “Legacy Plans”) that, after the date of Board approval of this Plan, expire or otherwise terminate without having been exercised in full, and Shares issued pursuant to awards granted under the Legacy Plans that, after the date of Board approval of this Plan, are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan pursuant to clause (ii) equal to 1,972,784 Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Automatic Share Reserve Increase. The number of Shares available for issuance under the Plan will be increased on January 1st of each year following the year in which the Plan becomes effective and ending on the date that the Plan terminates in accordance with Section 19, in an amount equal to the lesser of (i) 1,500,000 Shares or (ii) 5% of the total number of Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase for such year or that the increase for such year will be a lesser number of Shares than provided herein.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholdings related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Code Section 422 and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Section 3(b) and 3(c).

(d) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which Committee will be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to institute and determine the terms and conditions of an Exchange Program;

(vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(ix) to modify or amend each Award (subject to Section 20(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x) to allow Participants to satisfy tax withholding obligations in a manner prescribed in Section 15(d);

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii) to temporarily suspend the exercisability of an Award if the Administrator deems such suspension to be necessary or appropriate for administrative purposes;

(xiii) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards and will be given the maximum deference permitted by Applicable Laws.

5. Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Stock Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Option Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Shares subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(c), Incentive Stock Options will be taken into account in the order in which they were granted, the Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted, and the calculation will be performed in accordance with Code Section 422 and Treasury Regulations promulgated thereunder.

(d) Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price and Consideration.

(i) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option will be determined by the Administrator, subject to the following:

(1) In the case of an Incentive Stock Option

a) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

b) granted to any Employee other than an Employee described in paragraph a) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2) In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3) Notwithstanding the foregoing provisions of this Section 6(e), Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided further that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v) Tolling Expiration. A Participant’s Award Agreement may also provide that:

(1) if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the tenth (10th) day after the last date on which such exercise would result in liability under Section 16(b); or

(2) if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option or (B) the expiration of a period of thirty (30)-day period after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

7. Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any Award of Stock Appreciation Rights.

(c) Exercise Price and Other Terms. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a Stock Appreciation Right as set forth in Section 7(f) will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d) Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e) Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(f) relating to exercise also will apply to Stock Appreciation Rights.

(f) Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

8. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 8 or as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11. Outside Director Limitations. No Outside Director may be granted, in any Fiscal Year, Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of more than $500,000, increased to $750,000 in connection with his or her initial service. Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 11.

12. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. In no event will the Company have any obligation under the terms of this Plan to reimburse a Participant for any taxes or other costs that may be imposed on Participant as a result of Section 409A.

13. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14. Transferability of Awards.

Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits of Sections 3.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a merger or Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection 15(c) and subsection 15(d), an Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit, or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Subsidiaries or Parents, as applicable; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 15(c) to the contrary, and unless otherwise provided in an Award Agreement, if an Award that vests, is earned or paid-out under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

(d) Outside Director Awards. In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Directors will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Outside Director and the Company or any of its Subsidiaries or Parents, as applicable.

16. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligation is due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by such methods as the Administrator shall determine, including, without limitation, (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion, (iii) delivering to the Company already-owned Shares having a fair market value not exceeding the maximum statutory amount required to be withheld or such greater amount as the Administrator may determine, in each case, provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

17. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or its Subsidiaries or Parents, as applicable, nor will they interfere in any way with the Participant’s right or the right of the Company and its Subsidiaries or Parents, as applicable to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

18. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

19. Term of Plan. Subject to Section 23 of the Plan, the Plan will become effective upon its approval by the Company’s stockholders. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 20 of the Plan.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

22. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law or non-U.S. law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

23. Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

24. Forfeiture Events.

(a) All Awards under the Plan will be subject to recoupment under any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 24 is specifically mentioned and waived in an Award Agreement or other document, no recovery of compensation under a clawback policy or otherwise will be an event that triggers or contributes to any right of a Participant to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary or Parent of the Company.

(b) The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as Service Provider for cause or any specified action or inaction by a Participant, whether before or after such termination of service, that would constitute cause for termination of such Participant’s status as a Service Provider.

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ALPINE IMMUNE SCIENCES, INC. 201 ELLIOTT AVENUE WEST
SUITE 230
SEATTLE, WA 98119
During The Meeting - Go to www.virtualshareholdermeeting.com/ALPN2018
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E46224-P07513                    KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALPINE IMMUNE SCIENCES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
	1. Election of Directors	☐	☐	☐
Nominees:
01) Robert Conway
02) James N. Topper, M.D., Ph.D. 03) Christopher Peetz
	The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
	2. To approve the adoption of our 2018 Equity Incentive Plan.						☐	☐	☐

	3. To ratify the appointment of Ernst & Young LLP as our independent public accounting firm for the year ending December 31, 2018.						☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — —

E46225-P07513

ALPINE IMMUNE SCIENCES, INC.

Annual Meeting of Stockholders

June 8, 2018 1:30 PM, PT

Via the Internet at www.virtualshareholdermeeting.com/ALPN2018

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Mitchell Gold and Paul Rickey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alpine Immune Sciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM, PT on June 8, 2018. To attend the meeting via the Internet, please visit www.virtualshareholdermeeting.com/ALPN2018 and have the information that is printed in the box marked by the arrow available and follow the instructions.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side